UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2010
___________

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

15521 Midlothian Turnpike Midlothian, Virginia (Address of principal executive offices)	23113 (Zip Code)

Registrant’s telephone number, including area code: (804) 897-3900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                Submission of Matters to a Vote of Security Holders.

Village Bank and Trust Financial Corp. held its 2010 Annual Meeting of Shareholders on May 25, 2010 at Watkins Centre, 15521 Midlothian Turnpike, Midlothian, Virginia.  A total of 3,233,707 shares or 76.4% of the eligible voting shares were voted.  The following proposals were voted on by shareholders:

Proposal 1

The election of four directors for a term of three years each.

		Against or	Broker
Nominee	For	Withheld	Non-Vote

Craig D. Bell	1,431,139	123,785	1,678,783
John T. Wash	1,458,682	96,242	1,678,783
George R. Whittemore	1,458,638	96,286	1,678,783
Thomas W. Winfree	1,456,465	98,459	1,678,783

All of the above named nominees were elected.

Proposal 2

Approve, in an advisory (non-binding) vote, the executive compensation disclosed in the Proxy Statement.

	Against or		Broker
For	Withheld	Abstentions	Non-Vote

2,931,907	273,557	28,243	-

The proposal was approved.

Proposal 3

Ratify the appointment of BDO Seidman, LLP, as Village Bank and Trust Financial Corp.’s independent registered public accounting firm for Village Bank and Trust Financial Corp. for 2010.

	Against or		Broker
For	Withheld	Abstentions	Non-Vote

3,154,389	30,948	48,370	-

The proposal was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: May 27, 2010	By:	/s/ C. Harril Whitehurst, Jr.
C. Harril Whitehurst, Jr.
Senior Vice President and CFO